Effective April 20, 2006, the Companys
name changed to Vivendi.



EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one deposited Share)

THE RIGHT OF OWNERS OF
RECEIPTS TO DIRECT THE
VOTING OF SHARES MAY BE
RESTRICTED.  SEE
PARAGRAPHS 16 AND 22 OF
THIS RECEIPT.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE NOMINAL VALUE OF 5.50
EUROS EACH OF
VIVENDI UNIVERSAL
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF FRANCE)
            The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies
that_________________________________
__________
__________________________________,
or registered assigns IS THE OWNER OF
____________________________________
______________________.
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares,
nominal value of 5.50 Euros each (herein
called Shares) of Vivendi Universal,
incorporated under the laws of The Republic
of France (herein called the Company).  At
the date hereof, each American Depositary
Share represents one Share deposited or
subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the Paris, France office of BNP
Paribas, the Nantes, France office of Societe
Generale and the Paris, France office of
Credit Lyonnais (herein collectively called
the Custodians).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of April 19, 1995, as
amended and restated as of September 11,
2000, as further amended and restated as of
December 8, 2000 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts, and
the rights and duties of the Company and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodians.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Companys Statuts and the Deposited Securities, the Owner hereof is entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or the Foreign Registrar in the case of Shares in registered form, or maintained by the Custodian, as the accredited financial intermediary on behalf of such Owner in the case of Shares in bearer form, of the amount of the Deposited
Securities at the time evidenced by such Receipt. Such transfers will be made without unreasonable delay. A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, the Owner shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account maintained by the Company or the Foreign
Registrar, in the name of such Owner or
such name as shall be designated by such Owner in the case of Shares in registered form, or maintained by an accredited financial intermediary in the case of Shares in bearer form.

3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a person acting
pursuant to a duly authorized power of
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose, and duly
stamped as may be required by the laws of
the State of New York and of the United
States of America. This Receipt may be split
into other such Receipts, or may be
combined with other such receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodians, or Registrar
may require payment from the depositor of
the Shares or the presentor of the Receipt of
a sum sufficient to reimburse it for any tax
or other governmental charges and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with such reasonable
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
      The delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement or the Statuts of the
Company or this Receipt, or for any other
reason, subject to the provisions of Article
23 and the provisions of the following
sentence.  Notwithstanding anything to the
contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended, subject
only to (i) temporary delays caused by
closing the transfer books of the Depositary
or the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities.  Without
limitation of the foregoing, the Depositary
shall not knowingly accept for deposit under
the Deposit Agreement any Shares required
to be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.  The
Depositary shall comply with written
instructions from the Company requesting
that the Depositary not accept for deposit
hereunder any Shares or rights reasonably
identified in such instructions in order to
facilitate the Companys compliance with
U.S. securities laws or the laws of any state
of the United States or the laws of The
Republic of France.
4.	LIABILITY OF OWNER FOR
TAXES.
            If any tax or other
governmental charges shall become payable
with respect to any Receipt or any Deposited
Securities represented by the American
Depositary Shares evidenced hereby, such
tax or other governmental charges shall be
payable by the Owner hereof to the
Depositary.  The Depositary may refuse to
effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by this Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charges and
the Owner hereof shall remain liable for any
deficiency. If the Depositary shall sell for
the account of the Owner hereof any part or
all of the Deposited Securities in order to
obtain proceeds with which to pay any tax or
governmental charge, the Depositary shall
reduce the number of Receipts of such
Owner to reflect the Deposited Securities
sold and shall pay to the Owner any net
proceeds, or deliver to the Owner any other
property, remaining after the Depositary has
paid such tax or other governmental charge.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charges in respect of which
the Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay such taxes or other
governmental charges and the Depositary
shall distribute the net proceeds of any such
sale after deduction of such tax or other
governmental charges to the Owners entitled
thereto in proportion to the number of
American Depositary Shares held by them
respectively.
      The Depositary will use reasonable
efforts to assist eligible U.S. resident
Owners and Beneficial Owners, and eligible
Canadian resident Owners and Beneficial
Owners upon request, in following the
procedures established by the French
Treasury for such Owners and Beneficial
Owners to recover the excess French
withholding tax initially withheld and
deducted in respect of dividends and other
distributions distributed to them by the
Company as well as to recover any avoir
fiscal or tax credit payment to be made in
accordance with procedures established by
the French Treasury.
      Upon request of any U.S. or
Canadian resident Owner or Beneficial
Owner who certifies to the Depositary that it
has not already applied for or received a tax
refund from the French Treasury or that
such U.S. or Canadian resident Owner or
Beneficial Owners application for such a
refund has been rejected, the Depositary will
provide a copy of French Treasury Form FR
1A EU No. 5052 (Application for
Refund), or such other form as may be
promulgated from time to time by the
French tax authorities for such purpose,
together with instructions to such Owners or
Beneficial Owners and will arrange for the
filing with the French tax authorities of all
such forms completed by U.S. or Canadian
resident Owners or Beneficial Owners and
returned in sufficient time so they may be
filed with the French tax authorities by
December 31 of the year following the
calendar year in which the related dividend
or distribution is paid.  Upon receipt of any
resulting remittance, the Depositary shall
distribute to such U.S. or Canadian residents
entitled thereto, as soon as practicable, the
net proceeds in Dollars.
      In addition, the Depositary will use
reasonable efforts to follow any procedures
that may be established by the French
Treasury for eligible U.S. resident Owners
and Beneficial Owners, and eligible
Canadian resident Owners and Beneficial
Owners upon request, to be subject to a
reduced withholding tax rate of 15%, if
available, at the time dividends are paid.  In
connection therewith, the Depositary shall
take reasonable steps to provide eligible
U.S. resident Owners and Beneficial
Owners, and eligible Canadian resident
Owners and Beneficial Owners upon
request, with such forms as may be
prescribed by the French Treasury and to
take such other reasonable steps as may be
required to file such forms with the
appropriate French tax authorities.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid and
non-assessable and that the person making
such deposit is duly authorized so to do.
Every such person shall also be deemed to
represent that the deposit of Shares and the
issuance of Receipts evidencing American
Depositary Shares representing such Shares
does not violate the Securities Act of 1933.
Such representations and warranties shall
survive the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodians such proof of citizenship or
residence, exchange control approval,
payment of applicable French or other taxes
or governmental charges or legal or
beneficial ownership or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, and to execute such certificates
and to make such representations and
warranties, as the Depositary may
reasonably deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in France which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodians are
for the sole account of the Depositary.
      The following charges shall be
incurred and payable by any party
depositing or withdrawing Shares or by any
party surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock regarding
the Receipts or Deposited Securities or a
distribution of Receipts pursuant to
Section 4.03 of the Deposit Agreement),
whichever applicable: (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to the name
of the Depositary or its nominee or the
Custodians or their nominee on the making
of deposits or withdrawals under the terms
of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as
are expressly provided in the Deposit
Agreement to be at the expense of persons
depositing Shares or Owners, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee not in excess of $5.00
per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to
Sections 2.03 or 4.03 of the Deposit
Agreement and the surrender of Receipts
and withdrawal of the Deposited Securities
pursuant to Section 2.05 of the Deposit
Agreement, (6) a fee not in excess of $0.02
per American Depositary Share (or portion
thereof) for any cash distribution pursuant to
Section 4.01 of the Deposit Agreement,
except for distributions of cash dividends,
and (7) a fee for, and deduct such fee from,
the distribution of proceeds of sales of
securities or rights pursuant to Sections 4.02
or 4.04, respectively, of the Deposit
Agreement, such fee being in an amount
equal to the fee for the issuance of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit by Owners of securities (for
purposes of this clause 7 treating all such
securities as if they were Shares) or Shares
received in exercise of rights distributed to
them pursuant to Sections 4.02 or 4.04 of the
Deposit Agreement, respectively, but which
securities or rights are instead sold by the
Depositary and the net proceeds distributed.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
            Notwithstanding Section 2.03
of the Deposit Agreement, the Depositary
may execute and deliver Receipts prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a Pre-
Release).  The Depositary shall not deliver
Shares prior to the receipt and cancellation
of American Depositary Shares; provided,
however that the Depositary may, pursuant
to Section 2.05 of the Deposit Agreement,
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered, that such person, or its customer,
(i) owns the Shares or Receipts to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of American Depositary Shares
which are outstanding at any time as a result
of Pre-Release will not normally exceed
thirty percent (30%) of the Shares deposited
under the Deposit Agreement; provided,
however, that the Depositary reserves the
right to change or disregard such limit from
time to time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of the State of
New York; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes and the Depositary
and the Company shall not have any
obligation or be subject to any liability
under the Deposit Agreement to any
Beneficial Owner of a Receipt unless such
Beneficial Owner is the Owner hereof.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and if a
Registrar for the Receipts shall have been
appointed countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission).  Such
reports and communications will be
available for inspection and copying by
Owners and Beneficial Owners at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Company will arrange for the
translation into English, if not already in
English, and the prompt transmittal by the
Company to the Depositary and the
Custodians of all notices and any other
reports and communications, including
proxy materials, (i) which the Company
delivers to the holders of Shares or (ii)
which the Company makes available for
inspection by holders of its Shares.  The
Depositary will arrange for the mailing to all
Owners, at the Companys expense, of copies
of such notices, reports and communications
referenced in clause (i) of the preceding
sentence.  The Depositary will make
available for inspection by Owners, at its
Corporate Trust Office, the documents
referred to in clause (ii) of the second
preceding sentence. The Company will
timely provide the Depositary with the
quantity of such notices, reports, and
communications, as requested by the
Depositary from time to time, in order for
the Depositary to effect such mailings or to
make such documents available for
inspection.  Notwithstanding the foregoing,
if the Company is required by U.S. law or
U.S. stock exchange rules to send the
Owners a document in English that includes
substantially the same information, with an
equivalent or greater level of detail, in the
aggregate, than a non-English document that
is to be sent to the holders of Shares, the
Company may timely provide the
Depositary such English document in lieu of
such non-English document.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or shall be for a matter related
to the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
be converted into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, promptly convert
such dividend or distribution into dollars and
will promptly distribute the amount thus
received (net of the expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement,
if applicable) to the Owners of Receipts
entitled thereto, in proportion to the number
of American Depositary Shares representing
such Deposited Securities held by them
respectively; provided, however, that in the
event that the Company or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes under French or
other applicable law or other governmental
charges, the amount distributed to the
Owners of the Receipts evindencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Sections 4.10, 5.07 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Sections 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will, as promptly as practicable,
cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary,
after consultation with the Company, may
deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      Subject to applicable U.S. and
French law, the Companys compliance with
its obligations under Section 5.07 of the
Deposit Agreement, and to the other terms
of the Deposit Agreement, in the event that
the holders of Shares are granted the option
to receive dividends on such Shares in the
form of cash or additional Shares, Owners of
Receipts shall be granted the option to
receive dividends on Receipts in the form of
cash or additional Receipts on an equivalent
basis.  If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary will, subject to the
Companys compliance with its obligations
under Section 5.07 of the Deposit
Agreement, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.10 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement.  In
lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all
in the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not so
distributed (except by reason of and in
accordance with the immediately preceding
sentence), each American Depositary Share
will thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge in respect of which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary will distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares,
securities convertible into Shares or any
rights of any other nature, the Depositary
will make such rights available to the
Owners entitled thereto, provided, that
without limiting the obligations of the
Company under Section 5.07 of the Deposit
Agreement, if the Depositary cannot make
such rights available to the Owners entitled
thereto, the Depositary shall dispose of such
rights on behalf of such Owners and make
the net proceeds available in dollars to such
Owners or, if by the terms of such rights
offering or by reason of applicable law, the
Depositary can neither make such rights
available to such Owners nor dispose of
such rights and make the net proceeds
available to such Owners, then the
Depositary shall allow the rights to lapse;
provided, however, that the Depositary will,
subject to the Companys compliance with
the terms of Section 5.07 of the Deposit
Agreement, take action as follows:
            (i)	the Depositary
shall distribute warrants or other
instruments for rights to Owners
entitled thereto, and, then, upon
instruction from such an Owner
pursuant to such warrants or other
instruments to the Depositary to
exercise such rights, upon payment
by such Owner to the Depositary for
the account of such Owner of an
amount equal to the purchase price
of the Shares or other property to be
received upon the exercise of the
rights, and upon payment of the fees
of the Depositary and any other
charges as set forth in such warrants
or other instruments, the Depositary
shall, on behalf of such Owner,
exercise the rights and purchase the
Shares or other property, and the
Company shall cause the Shares or
other property so purchased to be
delivered to the Depositary on behalf
of such Owner.  As agent for such
Owner, the Depositary will cause
any Shares so purchased to be
deposited pursuant to Section 2.02 of
the Deposit Agreement, and shall,
pursuant to Section 2.03 of the
Deposit Agreement, execute and
deliver Receipts to such Owner,
subject to the terms and conditions of
the Deposit Agreement with respect
to the deposit of Shares and the
issuance of American Depositary
Shares evidenced by Receipts,
including the withholding of any tax
or other governmental change as
provided in Section 4.10 of the
Deposit Agreement; or
            (ii)	without
limiting the Companys obligations
under Section 5.07 of the Deposit
Agreement, if at the time of the
offering of any rights the Depositary
determines that it is not lawful to
make such rights available to all or
certain Owners by means of warrants
or otherwise, or if the rights
represented by such warrants or such
other instruments are not exercised
and appear to be about to lapse, the
Depositary shall use its reasonable
efforts to sell such rights or such
warrants or other instruments, at
public or private sale, at such place
or places and upon such terms as it
may deem reasonable and proper and
allocate the net proceeds of such
sales for the account of the Owners
otherwise entitled to such rights,
warrants or other instruments upon
an averaged or other practicable
basis without regard to any
distinctions among such Owners
because of exchange restrictions or
the date of delivery of any Receipt or
Receipts, or otherwise.
            Without limiting the
Companys obligations under Section 5.07 of
the Deposit Agreement, if registration under
the Securities Act of 1933 or any other
applicable law of the rights or the securities
to which any rights relate, or any filing,
report, approval or consent of any third party
is required in order for the Company to offer
such rights to Owners and to sell the
securities represented by such rights, the
Depositary will not offer such rights to
Owners unless and until a registration
statement is in effect, or unless the offering
and sale of such rights or securities to such
Owners are exempt from registration under
the provisions of the Securities Act of 1933
or such filing, report, approval or consent
has been submitted, obtained or granted, as
the case may be.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodians shall receive foreign currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can be converted into Dollars and
the resulting Dollars transferred to the
United States, the Depositary shall promptly
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be promptly distributed to the
Owners entitled thereto or, if the Depositary
shall have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.09 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that any foreign currency received
by the Depositary or the Custodians is not
convertible into Dollars transferable to the
United States, or if any approval or license
of any government or agency thereof which
is required for such conversion is denied or
in the opinion of the Depositary is not
obtainable, of if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
legally effected for distribution to some of
the Owners entitled thereto, the Depositary
may in its discretion make such conversion
and distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, whenever the
Company shall request the approval of
Owners pursuant to the terms of Section
6.01 of the Deposit Agreement, or whenever
the Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which shall be the same record date as
the corresponding record date fixed by the
Company, or as close thereto as practicable,
(a) for the determination of the Owners of
Receipts who shall be (i) entitled to receive
such dividend, distribution or rights or the
net proceeds of the sale thereof, (ii) entitled
to give instructions for the exercise of voting
rights at any such meeting, or (iii) entitled to
give approval in accordance with the terms
of Section 6.01 of the Deposit Agreement,
or (b) on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions
of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      (a) Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities sent by the Company,
the Depositary shall, as soon as practicable
thereafter, mail to the Owners at the
Companys expense (a) an English version of
the notice of such meeting sent by the
Company to the Depositary pursuant to
Section 5.06 of the Deposit Agreement, (b) a
statement that the Owners as of the close of
business on a record date established by the
Depositary pursuant to Section 4.06 of the
Deposit Agreement will be entitled, subject
to any applicable provisions of French law,
the Statuts of the Company and the
Deposited Securities (which provisions, if
any, shall be summarized in pertinent part in
such statement), to exercise the voting rights
(subject to the procedures and restrictions
detailed below), if any, pertaining to the
Shares or other Deposited Securities
represented by such Owners American
Depositary Shares, (c) English translations
of any materials or other documents
provided by the Company for the purpose of
enabling such Owner to exercise such voting
rights, by means of voting by mail
(formulaire de vote par correspondance) or
by proxy (pouvoirs) or by proxy in blank
(pouvoirs en blanc) or otherwise, or to the
extent the Company is required by U.S. law
or U.S. stock exchange rules to send the
Owners a document in English that includes
substantially the same information, with an
equivalent or greater level of detail, in the
aggregate, than a non-English document that
is to be sent to the holders of Shares, the
Depositary may send the Owners such
English document in lieu of such non-
English document and (d) a voting
instruction card (which may include a
formulaire de vote par correspondance or
procuration and (when applicable) all other
information, authorizations and
certifications required under French law to
vote Shares in registered form and Shares in
bearer form) to be prepared by the
Depositary and the Company (a Voting
Instruction Card) (including a statement as
to the manner in which Shares with respect
to which the Depositary receives an
incomplete Voting Instruction Card will be
voted, provided that the Depositary shall not
have the power to exercise any voting
discretion) setting forth the date established
by the Depositary for the receipt of such
Voting Instruction Card (the Receipt Date)
and setting forth the Limitation Instruction
(as defined below), and accompanied by the
Voting Instruction Notice (as defined
below). The Company agrees to deliver the
foregoing materials to the Depositary
sufficiently in advance of such meeting to
enable the Depositary to deliver such
materials to the Owners sufficiently in
advance of the Receipt Date so that the
Owners and Beneficial Owners have a
sufficient period of time to complete and
return their Voting Instruction Cards prior to
the Receipt Date; provided, however, that
the Depositary shall have no obligations or
be subject to any liability with respect to the
Companys obligation set forth in this
sentence.
      (b) The parties hereto acknowledge
that, pursuant to the Companys Statuts (as in
effect as of the date of the Deposit
Agreement), shareholders of the Company
owning, as defined under the Statuts of the
Company and Article L 233-9 of the French
Commercial Code to which those Statuts
refer, in excess of 2% of the total voting
power of the Company will have their
voting rights adjusted through the
application of a formula designed to limit
the voting power of those shareholders to
that which they would possess if 100% of
the shareholders were present at the meeting
at which the vote in question takes place.
This provision is applicable to Owners and
Beneficial Owners, but the Company
acknowledges and agrees it shall not
consider the Depositary (solely in its
capacity as the Depositary), any Custodian
(solely in its capacity as a Custodian) or any
agent or financial intermediary holding an
interest in a Receipt (solely to the extent
such interest is held for or on behalf of a
Beneficial Owner) to be a single shareholder
holding in excess of 2% of the total voting
power of the Company for purposes of the
Companys Statuts.
	(c) For the purposes of facilitating
compliance with the provisions of the
preceding paragraph, the Depositary and the
Company will require that Voting
Instruction Cards distributed to Owners and
Beneficial Owners contain either an
instruction substantially in the form of the
following (the Limitation Instruction):
      By completing this Voting
Instruction Card and returning it (1)
to The Bank of New York, the
Depositary for the American
Depositary Shares (if you are voting
American Depositary Shares held in
certificated or book-entry form), or
(2) to your financial intermediary (if
you are voting American Depositary
Shares held indirectly though a
broker or financial institution), you
are representing that you do not own
(as defined in the Statuts of the
Company and Article L 233-9 of the
French Commercial Code to which
those Statuts refer) or beneficially
own more than 2% of the total voting
power of Vivendi Universal
(including your voting power
through your ownership of American
Depositary Shares).
or, if practicable, a box that, if marked by an
Owner or Beneficial Owner, will indicate
that such Owner or Beneficial Owner does
not own more than 2% of the total voting
power of the Company, including through
ownership of American Depositary Shares.
      (d) Accompanying the Voting
Instruction Card shall be an instruction,
substantially in the following form (the
Voting Instruction Notice):
      If you own, as defined under
the Statuts of the Company and
Article L 233-9 of the French
Commercial Code to which those
Statuts refer, more than 2% of
Shares, including Shares held in the
form of American Depositary Shares
([insert 2%] Shares as of [date]), you
must contact The Bank of New
York, as Depositary, at [phone
number] to obtain instructions as to
how to exercise your voting rights.
The Bank of New York will require
you to identify the total number of
American Depositary Shares and
Ordinary Shares that you own and
the manner in which you own them,
and will provide instructions as to
where you should send this Voting
Instruction Card.  If you own more
than 2% of the total voting power of
Vivendi Universal, your voting
rights will be adjusted in accordance
with Vivendi Universals Statuts (its
governing document) such that your
actual voting power will be limited
to that which you would possess if
100% of the shareholders were
present at the shareholders meeting.
If you own more than 2% of the total
voting power of Vivendi Universal
and submit this Voting Instruction
Card without first contacting The
Bank of New York and following its
instructions, then your Voting
Instruction Card will be invalid. An
agent or financial intermediary is not
deemed to be the owner of Shares for
or on behalf of another person.
      (e) Any Voting Instruction Card will
be invalid if submitted by any Owner or
Beneficial Owner who owns in excess of 2%
of the total voting power of the Company if
the Voting Instruction Card is submitted by
an Owner (other than an agent or financial
intermediary holding an interest in a Receipt
for or on behalf of a Beneficial Owner) to
the Depositary or by a Beneficial Owner to
an agent or financial intermediary holding
an interest in a Receipt for or on behalf of a
Beneficial Owner, in either case without
first contacting the Depositary and following
its instruction as contemplated by the Voting
Instruction Notice. The Depositary agrees,
upon receipt of such contact, to promptly
notify the Company of such contact and to
forward the Voting Instruction Card, upon
receipt thereof, to the Company. The
Company agrees to provide the Depositary
with sufficient information to fill in the
number of Shares in the Voting Instruction
Notice and the Depositary shall be entitled
to rely on such information.
      (f) Upon receipt by the Depositary of
a properly completed Voting Instruction
Card on or before the Receipt Date, the
Depositary shall, either, in its discretion,
endeavor to vote such Deposited Securities,
insofar as practicable and permitted under
any applicable provisions of French law, the
Statuts of the Company and the Deposited
Securities, in accordance with the Voting
Instruction Card or forward such
instructions to the Custodian, and the
Custodian shall endeavor, insofar as
practicable and permitted under any
applicable provisions of French law, the
Statuts of the Company and the Deposited
Securities, to vote or cause to be voted the
Deposited Securities in accordance with the
Voting Instruction Card.  The Depositary
shall not, and shall insure that the Custodian
will not, vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities other than in
accordance with such instructions or in
accordance with the statement under clause
(d) of the first paragraph of Section 4.07 of
the Deposit Agreement as to the manner in
which Shares with respect to which the
Depositary receives an incomplete Voting
Instruction Card or receives a blank proxy or
a blank form for voting by mail will be
voted.
      (g) Neither the Depositary nor the
Company will take any action to impair the
ability of the Custodian and the Depositary
to vote the number of Shares (including the
Shares held by the Depositary in registered
form) necessary to carry out the instructions
of all Owners and Beneficial Owners under
this Article.
      (h) Notwithstanding the provisions
of paragraph (a) of Section 6.01 of the
Deposit Agreement, the Company and the
Depositary may modify, amend or adopt
additional voting procedures from time to
time as they determine may be necessary or
appropriate to comply with applicable
French law or any amendment to the
Companys statuts after [the date of this
amended and restated Deposit Agreement];
provided, however, that any such procedures
shall not conflict with the provisions
contained in the paragraphs (b) through (f)
of Section 4.07 of the Deposit Agreement
and the last two paragraphs of Section 3.05
of the Deposit Agreement to the extent
reasonably practicable. To the extent
applicable French law would require the
adoption of voting procedures that conflict
with Section 3.05 or Section 4.07 of the
Deposit Agreement, the procedures adopted
shall be consistent to the extent reasonably
practicable with the provisions of Section
3.05 and Section 4.07 of the Deposit
Agreement and the purposes thereof.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, liquidation or sale of assets affecting the Company or to which it is a party, any (i) cash which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be distributed in accordance with the procedures of Section 4.01 of the Deposit
Agreement, and (ii) Shares or other
securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities, the right to receive the new Deposited
Securities so received unless additional
Receipts are delivered pursuant to the
following sentence and such cash, as
described in clause (i) until distributed in accordance with Section 4.01 of the Deposit
Agreement. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
      Upon any such change, conversion,
or exchange covered by Section 4.08 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof to all Owners of Receipts within 30 days following the applicable event.

18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner of any Receipt, if by
reason of any provision of any present or
future law or regulation of the United States
or any other country, or of any governmental
or regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Statuts of the Company, or by
reason of any provision of any securities
issued or distributed by the Company, or any
offering or distribution thereof, or by reason
of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company or any of their
respective directors, employees, agents or
affiliates shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Without limiting the Companys
obligations under Section 5.07 of the
Deposit Agreement, where, by the terms of a
distribution pursuant to Sections 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their respective directors, employees,
agents and affiliates assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts, except that they agree
to perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, employees, agents
and affiliates shall be under any obligation
to appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in their respective opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expenses and liability shall be furnished as
often as may be required, and the Custodians
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodians being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their respective
directors, employees, agents and affiliates
shall be liable for any action or nonaction by
any of them in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner of a Receipt, or any other person
believed by any of them in good faith to be
competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any
such vote is cast or the effect of any such
vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
      The Company agrees to indemnify
the Depositary, its directors, employees,
agents and affiliates and any Custodians
against, and hold each of them harmless
from, any liability or expense (including, but
not limited to, the fees and expenses of
counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of this Deposit Agreement
and of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them,
provided, however, that the Company agrees
to indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodians against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the fees and
expenses of counsel) which may arise out of
acts performed or omitted, in accordance
with the terms of Sections 5.07 and 6.01 of
the Deposit Agreement, by either the
Depositary or a Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising
out of the gross negligence or willful
misconduct of either of them, or (ii) by the
Company or any of its directors, employees,
agents and affiliates.
      The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which may arise out of
any Pre-Release (as defined in Section 2.09
of the Deposit Agreement) to the extent that
any such liability or expense arises in
connection with (a) any United States
Federal, state or local income tax laws, or
(b) the failure of the Depositary to deliver
Deposited Securities when required under
the terms of Section 2.05 of the Deposit
Agreement.  However, the indemnities
contained in the preceding paragraph shall
apply to any liability or expense which may
arise out of any misstatement or alleged
misstatement or omission or alleged
omission in any registration statement,
proxy statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the offer or sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (i)
information relating to the Depositary or any
Custodian, as applicable, furnished in
writing and not materially changed or
altered by the Company, expressly for use in
any of the foregoing documents, or, (ii) if
such information is provided, the failure to
state a material fact necessary to make the
information provided not misleading.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provisions of
the Deposit Agreement.
            Except as provided in the
following sentence, the Depositary agrees to
indemnify the Company, its directors,
employees, agents and affiliates and hold
them harmless from any liability or expense
which may arise out of acts performed or
omitted by the Depositary or its Custodians
or their respective directors, employees,
agents and affiliates due to their negligence
or bad faith. Notwithstanding the foregoing
sentence, the Depositary agrees to indemnify
the Company, its directors, employees,
agents and affiliates and hold them harmless
from any liability or expense which may
arise out of acts performed or omitted in
accordance with the terms of Sections 5.07
and 6.01 of the Deposit Agreement by the
Depositary due only to its gross negligence
or willful misconduct.
      If an action, proceeding (including,
but not limited to, any governmental
investigation), claim or dispute (collectively,
a Proceeding) in respect of which indemnity
may be sought by either party is brought or
asserted against the other party, the party
seeking indemnification (the Indemnitee)
shall promptly (and in no event more than
ten (10) days after receipt of notice of such
Proceeding) notify the party obligated to
provide such indemnification (the
Indemnitor) of such Proceeding.  The failure
of the Indemnitee to so notify the
Indemnitor shall not impair the Indemnitees
ability to seek indemnification from the
Indemnitor (but only for costs, expenses and
liabilities incurred after such notice) unless
such failure adversely affects the
Indemnitors ability to adequately oppose or
defend such Proceeding.  Upon receipt of
such notice from the Indemnitee, the
Indemnitor shall be entitled to participate in
such Proceeding and, to the extent that it
shall so desire and provided no conflict of
interest exists as specified in clause (b)
below or there are no other defenses
available to Indemnitee as specified in
clause (d) below, to assume the defense
thereof with counsel reasonably satisfactory
to the Indemnitee (in which case all
attorneys fees and expenses shall be borne
by the Indemnitor and the Indemnitor shall
in good faith defend the Indemnitee).  The
Indemnitee shall have the right to employ
separate counsel in any such Proceeding and
to participate in the defense thereof, but the
fees and expenses of such counsel shall be
borne by the Indemnitee unless (a) the
Indemnitor agrees in writing to pay such
fees and expenses, (b) the Indemnitee shall
have reasonably and in good faith concluded
that there is a conflict of interest between the
Indemnitor and the Indemnitee in the
conduct of the defense of such action, (c) the
Indemnitor fails, within ten (10) days prior
to the date the first response or appearance is
required to be made in such Proceeding, to
assume the defense of such Proceeding with
counsel reasonably satisfactory to the
Indemnitee or (d) there are legal defenses
available to Indemnitee that are different
from or are in addition to those available to
the Indemnitor.  No compromise or
settlement of such Proceeding may be
effected by either party without the other
partys consent unless (i) there is no finding
or admission of any violation of law and no
effect on any other claims that may be made
against such other party and (ii) the sole
relief provided is monetary damages that are
paid in full by the party seeking the
settlement.  Neither party shall have any
liability with respect to any compromise or
settlement effected without its consent,
which shall not be unreasonably withheld.
The Indemnitor shall have no obligation to
indemnify and hold harmless the Indemnitee
from any loss, expense or liability incurred
by the Indemnitee as a result of a default
judgment entered against the Indemnitee
unless such judgment was entered after the
Indemnitor agreed, in writing, to assume the
defense of such Proceeding.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election to do so delivered to
the Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 90
days prior written notice of such removal
which shall become effective upon the later
to occur of (i) the 90th day after delivery of
the notice to the Depositary, or (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint,
with notice to the Company, a substitute or
additional custodian or custodians which
shall be an accredited financial intermediary
acting through a specified office in The
Republic of France.  The Depositary may
and, at a reasonable request of the Company,
shall discharge any Custodian at any time
upon notice to the Custodian being
discharged.
20.	AMENDMENT.
            (a) Except as otherwise
provided in this Section, the form of the
Receipts and any provisions of this Deposit
Agreement may at any time and from time
to time be amended by agreement between
the Company and the Depositary without the
consent of Owners or Beneficial Owners of
American Depositary Receipts in any
respect which they may deem necessary or
desirable. Notwithstanding the foregoing, (i)
the provisions of Sections 4.07 and 5.07 of
the Deposit Agreement shall not be
amended, modified or supplemented in any
manner adverse to the Owners or Beneficial
Owners without the affirmative, written
approval of the Owners holding Receipts
evidencing at least a majority of the
Deposited Securities held by or on behalf of
the Depositary as of a record date set by the
Depositary pursuant to Section 4.06 of the
Deposit Agreement, and (ii) the Deposit
Agreement and the form of the Receipt shall
not be amended, modified or supplemented
in any manner which shall materially and
adversely affect the rights of the Owners or
Beneficial Owners unless such amendment,
modification or supplement shall have been
affirmatively approved in writing by the
Owners holding Receipts evidencing at least
a majority of the Deposited Securities held
by or on behalf of the Depositary as of a
record date set by the Depositary pursuant to
Section 4.06 of the Deposit Agreement.  The
Depositary shall not be required to effect
any amendment, modification or supplement
to the Deposit Agreement without the
approval of the Owners to the extent
required in the preceding sentence unless, in
the case of clause (i) of the preceding
sentence, the Company shall have first
certified in writing to the Depositary, which
certification the Depositary shall be entitled
to rely on in full, that such amendment,
modification or supplement does not
adversely affect the rights of Owners or
Beneficial Owners and, in the case of clause
(ii) of the preceding sentence, the Company
shall have first certified in writing to the
Depositary, which certification the
Depositary shall be entitled to rely on in full,
that such amendment, modification or
supplement does not materially and
adversely affect the rights of Owners or
Beneficial Owners.  Notwithstanding the
foregoing two sentences, in no event shall
approval of Owners be required for
amendments, modifications or supplements
made (i) to comply with applicable law or
rules and regulations thereunder, the
Companys statuts or with the rules and
regulations of any securities exchange upon
which American Depositary Shares may be
listed, (ii) to increase the fees or charges of
the Depositary or (iii) to change the number
of Shares that are represented by each
American Depositary Share.
      (b) Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts (such notice
shall not be required if approval of Owners
is obtained under subparagraph (a) above).
Every Owner, at the time any amendment so
becomes effective, shall be deemed, by
continuing to hold such Receipt, to consent
and agree to such amendment and to be
bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
      	The Depositary shall have no
responsibility or liability with respect to any
of the Companys obligations set forth in this
Article 20 and Section 6.01 of the Deposit
Agreement.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary shall, at any
time at the direction of the Company,
terminate the Deposit Agreement by mailing
notice of such termination to the Owners of
all Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination; provided, however, that the
Company agrees with all then Owners that it
will not terminate the Deposit Agreement
unless it has caused the Shares or the
Deposited Securities (all of which will be
distributed to Owners upon surrender of
their Receipts pursuant to Section 6.02 of
the Deposit Agreement) to be listed on the
New York Stock Exchange or the Nasdaq
National Market.
            The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding, if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement. In
the event the Company receives such notice
of termination from the Depositary, the
Company agrees with all then Owners that it
shall use its reasonable best efforts to either
(i) appoint a successor depositary and enter
into a deposit agreement having terms no
less favorable to the Owners and Beneficial
Owners than such holders have pursuant to
the Deposit Agreement or (ii) cause the
Shares or other Deposited Securities (all of
which shall be distributed to Owners of
Receipts upon surrender of their Receipts
pursuant to Section 6.02 of the Deposit
Agreement) to be listed on the New York
Stock Exchange or the Nasdaq National
Market prior to such termination.
            On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.05 of the Deposit Agreement, and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses which shall survive termination of
the Deposit Agreement.
      The Depositary shall have no
responsibility or liability with respect to any
of the Companys obligations set forth in this
Article 21 and Section 6.02 of the Deposit
Agreement.
22.	INFORMATION REQUESTS;
DISCLOSURE OF INTEREST.
      The Company may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts as to the nature of such interest and
various other matters.  The Depositary
agrees to use reasonable efforts to comply
with written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owner and
to forward to the Company any responses to
such requests received by the Depositary.
            Notwithstanding any other
provisions of the Deposit Agreement, each
Owner and Beneficial Owner of Receipts
agrees to comply with the Companys
Statuts, as they may be amended from time
to time, and the laws of The Republic of
France, if applicable, with respect to the
disclosure requirements regarding
ownership of Shares, all as if such Receipts
were, for this purpose, the Shares
represented thereby.
            In order to facilitate
compliance with the notification
requirements, an Owner or Beneficial
Owner of Receipts may deliver any
notification to the Depositary and the
Company with respect to Shares represented
by American Depositary Shares, and the
Company shall, as soon as practicable,
forward such notification if applicable, to
the Conseil des Marches Financiers or any
other authorities in The Republic of France.
            On the date of the Deposit
Agreement, the Companys Statuts provide
that any individual or entity, acting alone or
in concert with others, that acquires or
disposes of, directly or indirectly, more than
0.5%, or any multiple thereof, of the
Companys outstanding share capital, voting
rights or securities convertible into the share
capital of the Company, or who falls below
any such level, must notify the Company,
within 15 calendar days from the date of
crossing any such threshold, of the number
of Shares, voting rights or securities
convertible into the share capital of the
Company that such individual or entity
holds, directly or indirectly or in concert
with others.  In the event of a failure to
comply with such notification requirement,
upon the request of one or more
shareholders holding no less than 0.5% of
the Companys share capital, the Shares
(including the Shares represented by
American Depositary Shares) or rights
relating to Shares of the Company in excess
of the relevant threshold will be deprived of
voting rights for all shareholder meetings
until the end of a two-year period following
the date on which the Owner or the
Beneficial Owner has complied with such
notification requirements.
      	The provisions described in
Section 3.05 of the Deposit Agreement are
applicable to Owners and Beneficial
Owners, but the Company acknowledges
and agrees it shall not consider the
Depositary (solely in its capacity as the
Depositary), any Custodian (solely in its
capacity as a Custodian) or any agent or
financial intermediary holding an interest in
a Receipt (solely to the extent such interest
is held for or on behalf of a Beneficial
Owner) to be a single shareholder holding in
excess of 0.5% of the Companys
outstanding share capital or voting rights or
securities convertible into the share capital
of the Company for purposes of the
Companys Statuts.
23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
24.	DIRECT REGISTRATION
SYSTEM.
            (a)	American Depositary
Shares may be maintained by Owners with
the Depositary in book-entry form in the
Direct Registration System. If an Owner
opts to hold American Depositary Shares in
DRS, a separate entry in the books and
records of the Depositary, will be
established in the name of each registered
Owner of American Depositary Shares or, if
there is more than one registered Owner for
the same American Depositary Shares, in
the name of all such registered Owners of
such American Depositary Shares (the
registered Owner of American Depositary
Shares is referred to herein as, or if there is
more than one registered Owner of the same
American Depositary Shares, such
registered Owners are collectively referred
to herein as, Registered Owner).  Upon
issuance of American Depositary Shares in
DRS, the American Depositary Shares of
each Registered Owner will be registered in
the name of each such Registered Owner.
Each Registered Owner will be given the
option of (i) receiving a certificate
representing its American Depositary
Shares, (ii) transferring such American
Depositary Shares to a broker designated
unanimously by the Registered Owner of
such American Depositary Shares or (iii)
maintaining their American Depositary
Shares in DRS.
            (b)	A feature of DRS
(currently referred to as Profile) allows a
broker, claiming to act on behalf of a
Registered Owner of American Depositary
Shares, to direct the Depositary to transfer to
such broker the American Depositary Shares
designated by such broker.  The Depositary
will be authorized and directed to comply
with such directions from a broker only
upon receipt of prior written authorization
from the Registered Owner of such
American Depositary Shares authorizing the
Depositary to transfer such American
Depositary Shares either to a broker
specified by the Registered Owner (it being
understood that each Registered Owner may
designate only one broker) or to any broker.
            (c) The Depositary will not
verify, determine or otherwise ascertain the
accuracy and authenticity of the prior
written authorization provided for in (b)
above and it shall have no liability in relying
upon such prior written authorization.
25.	DISTRIBUTION OF
ADDITIONAL SHARES,
RIGHTS, ETC.
            The Depositary shall not be
required to make any distribution pursuant to Sections 4.02, 4.03 or 4.04 of the Deposit
Agreement unless the Company shall
instruct it to do so and, at the request of the Depositary, the Company shall provide the Depositary with evidence reasonably satisfactory to the Depositary (including a legal opinion as provided for below) that such distribution is legally permissible. The
Company agrees with Owners to take all
actions necessary, including providing the
Depositary with written instructions as
required above and the opinions required pursuant to this Article, to cause the distribution to Owners of all Shares, rights and anything else distributed to the holders of Shares to the same extent and in the same form as any distributions made to the holders of Shares, except that Owners shall receive Receipts in lieu of Shares when
Shares are distributed to holders of Shares.
The Company agrees with Owners to
register Shares, rights, Receipts and any other securities to be distributed under applicable laws, if required thereunder, and to take all other actions necessary to permit those distributions to be made to the Owners entitled thereto. The Company agrees with Owners that it shall not make any distribution to the holders of Shares or offer or cause to be offered to the holders of any Shares any rights to subscribe for additional
Shares or any securities, property or rights of any other nature, unless (i) such distribution or offer is substantially contemporaneously made to Owners and (ii) in the case of rights, such Owners can exercise the rights upon the payment of the applicable exercise price and otherwise on substantially the same terms as rights offered to holders of Shares, subject to any payments in accordance with Section 5.09 of the Deposit Agreement.
            The Company agrees that in
the event of any issuance or distribution of
(1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a Distribution), the
Company will promptly furnish to the
Depositary a written opinion from U.S.
counsel for the Company, which counsel
shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to
Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.
            The Company agrees with the
Depositary that neither the Company nor
any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or registration is not required thereunder.
      The Depositary shall have no
obligations or be subject to any liability with respect to the Companys obligations set forth in Section 5.07 of the Deposit
Agreement and this Article 25.

(..continued)



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